UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2018

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 6, 2018, Delcath Systems, Inc. (the “Company”), completed its Consent Solicitation in lieu of a Special Meeting of Shareholders. The following are the results of the Consent Solicitation.

1.	To approve an amendment to our amended and restated certificate of incorporation to increase our authorized shares of common stock from 500,000,000 to 1,000,000,000

Votes For	Votes Against	Abstentions	Broker Non-Votes
236,259,846	114,196,042	863,376	-0-

2.	To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock at a range of ratios from 1-for-100 to 1-for-500, in the discretion of the Board of Directors and to be announced by press release, and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing (but not later than April 6, 2019)

Votes For	Votes Against	Abstentions	Broker Non-Votes
229,584,981	121,359,774	374,507	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: April 9, 2018	By:	/s/ Jennifer K. Simpson, Ph.D.
Name: Jennifer K. Simpson, Ph.D.
Title: President and Chief Executive Officer